AGREEMENT OF AMENDMENT NO. 1 TO SECOND AMENDED AND

RESTATED CONTROL AND COLLATERAL AGENCY AGREEMENT

Dated as of December 3, 2012

Reference is made to that certain Second Amended and Restated Control and Collateral Agency Agreement dated as of August 27, 2012 (as from time to time amended, the “Control Agreement”) among Invesco Van Kampen Senior Income Trust (the “Borrower”), Citibank, N.A., as program agent (the “Program Agent”) and State Street Bank and Trust Company (“State Street”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Control Agreement.

The parties hereto agree that, effective as of the date hereof, each reference in the Control Agreement to “Invesco Van Kampen Senior Income Trust” shall be deemed to be a reference to “Invesco Senior Income Trust”.

The parties hereto agree that, effective as of the date hereof, Section 3(a) of the Control Agreement is hereby amended by replacing the first sentence thereof in its entirety with the following:

“The Securities Intermediary has established and will maintain segregated accounts, each entitled “INVESCO SR IN TR PL CITI JL42”, Account Number 6966-908-3, ABA Number 011-000-028 (the “Deposit Account”) and Account Number JL42 (the “Securities Account” and together with the Deposit Account, collectively, the “Collateral Accounts”).”

The Borrower represents and warrants to the Program Agent, the Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 1 to Second Amended and Restated Control and Collateral Agency Agreement, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) the change of the name of the Borrower to “Invesco Senior Income Trust” is solely a name change and the Borrower is the same legal entity as “Invesco Van Kampen Senior Income Trust” and remains liable for all of its obligations which existed immediately preceding the effectiveness of this Agreement of Amendment No. 1 to Second Amended and Restated Control and Collateral Agency Agreement, including without limitation, its obligations under the Credit Agreement and the other Program Documents (as defined in the Credit Agreement) to which it is a party.

All references in the Program Documents (as defined in the Credit Agreement) to the Control Agreement on and after the date hereof shall be deemed to refer to the Control Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Control Agreement, as amended hereby, is in full force and effect.

THIS AGREEMENT OF AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CONTROL AND COLLATERAL AGENCY AGREEMENT SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		INVESCO VAN KAMPEN SENIOR
as Program Agent		INCOME TRUST

By:	/s/ Todd D. Fritchman	By:
	Name: Todd D. Fritchman	Name:
	Title: Vice President	Title:

STATE STREET BANK AND
TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		INVESCO SENIOR INCOME TRUST
as Program Agent

By:		By:	/s/ ELIZABETH NELSON
	Name:		Name: ELIZABETH NELSON
	Title:		Title: ASSISTANT SECRETARY

STATE STREET BANK AND
TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		INVESCO VAN KAMPEN SENIOR
as Program Agent		INCOME TRUST

By:		By:
	Name:	Name:
	Title:	Title:

STATE STREET BANK AND
TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President